Exhibit 99.1

Source: Esports Entertainment Group, Inc.
May 17, 2019 08:00 ET

Esports Entertainment Group Appoints John Brackens, Former Activision Blizzard Manager of Network Operations, As Chief Information Officer

BIRKIRKARA, Malta, May 17, 2019 (GLOBE NEWSWIRE) -- via OTC PR WIRE – Esports Entertainment Group, Inc. (OTCQB: GMBL) (or the “Company”), a licensed online gambling company with a specific focus on esports wagering and 18+ gaming, is pleased to announce the appointment of John Brackens as Chief Information Officer.  Mr. Brackens is a senior level professional with extensive experience in startups, high-tech companies and the gaming industry, holding positions that have included CIO, COO and CTO.

During his time at Activision Blizzard, Mr. Brackens served as Manager of Network Operations, where he directed IT service management and hardware support for 4,500+ servers and 50+ million monthly active players. In addition to reducing server maintenance costs by 35%, he also improved system uptime from 97.81% to 99.99%.  Moreover, he managed technology projects including the automated detection and repair of online services and infrastructure using artificial intelligence.

Other key achievements by Mr. Brackens include the creation, execution, and monetization of the League of Gods Asia eSports series, as well as, managing a licensing application for Malta Gaming Authority and Curacao eGaming License.

Mr. Brackens stated, “I joined Esports Entertainment Group because of Grant Johnson’s commitment to providing a best in class betting experience to esports fans. Esports is going to be the leading source of entertainment in the next few years eclipsing many major traditional sports. I want to be a part of this movement. I look forward to helping drive the growth of VIE.gg through cost-effective technologies that deliver value and innovation to players and fans alike, so that everyone can enjoy all of our services as intended.”

Grant Johnson, CEO of Esports Entertainment Group stated, “We are very pleased with the addition of John to our senior management team. His experience at the highest levels of information technology and network operations, especially within different licensing regimes, will be invaluable as the Company embarks on its aggressive growth plans within the global esports industry.”

This press release is available on our Online Investor Relations Community for shareholders and potential shareholders to ask questions, receive answers and collaborate with management in a fully moderated forum at https://agoracom.com/ir/EsportsEntertainmentGroup

Redchip investor relations Esports Entertainment Group Investor Page: http://www.gmblinfo.com

About Esports Entertainment Group

Esports Entertainment Group, Inc. is a licensed online gambling company with a specific focus on esports wagering and 18+ gaming. Esports Entertainment offers bet exchange style wagering on esports events in a licensed, regulated and secure platform to the global esports audience at vie.gg. In addition, Esports Entertainment intends to offer users from around the world the ability to participate in multi-player mobile and PC video game tournaments for cash prizes. Esports Entertainment is led by a team of industry professionals and technical experts from the online gambling and the video game industries, and esports. The Company holds licenses to conduct online gambling and 18+ gaming on a global basis in Curacao, Kingdom of the Netherlands. The Company maintains offices in Malta, Curacao and Warsaw, Poland. Esports Entertainment common stock is listed on the OTCQB under the symbol GMBL.  For more information visit www.esportsentertainmentgroup.com.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:

Corporate Finance
+356-2757-7000 (Malta)
ir@esportsentertainmentgroup.com

Media & Investor Relations Inquiries
AGORACOM
ESPO@agoracom.com
http://agoracom.com/ir/eSportsEntertainmentGroup

U.S. Investor Relations
RedChip
Dave Gentry
407-491-4498
info@redchip.com